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                                                                    EXHIBIT 23.3

               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]





                                             November 25, 2002

The Chubb Corporation
15 Mountain View Road
Warren, New Jersey 07061-1615

Ladies and Gentlemen:

            We have acted as special counsel to The Chubb Corporation, a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") pursuant to Rule 462(b) under the under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Company's Registration Statement on Form S-3, File No. 33-74912, relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured senior debt securities of the Company (which may be convertible at the option of the holder thereof into equity securities of the Company) (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities of the Company (which may be convertible at the option of the holder thereof into equity securities of the Company) (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase debt securities (the "Debt Warrants") or preferred or common stock of the Company (the "Stock Warrants" and, together with the Debt Warrants, the "Warrants") and (iv) certain other securities of the Company. The securities being registered under the Registration Statement will have an aggregate initial offering price of up to U.S. $200,000,000 and will be offered pursuant to the provisions of Rule 415 under the Securities Act.

            The Senior Debt Securities are to be issued under an indenture dated as of October 25, 1989 (the "Senior Indenture") between the Company and Bank One Trust Company N.A. (formerly known as the First National Bank of Chicago), as trustee. The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture") in the form of Exhibit 4.2 to the Registration Statement. The Debt Warrants and the Stock Warrants are to be issued from time to time under one or more warrant agreements (each, a "Warrant Agreement") substantially in the form of Exhibit 4.11 or Exhibit 4.12 to the Registration Statement, as the case may be, to be entered into by the Company and one or more institutions, as warrant agents (each, a "Warrant Agent"), each to be identified in the applicable Warrant Agreement.

            In arriving at the opinions expressed below, we have reviewed the Registration Statement, as amended through the date hereof, including the Senior Indenture and the form of Subordinated Indenture and forms of Warrant Agreement attached thereto as exhibits, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity
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of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

            1. The Senior Debt Securities and the Subordinated Debt Securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as applicable.

            2. The Warrants will be valid, binding and enforceable obligations of the Company.

            Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities or the Warrants, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made in this paragraph as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            In rendering the opinion expressed in paragraph 1 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or, in the case of any Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

            In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities or the Warrants are offered or issued as contemplated by the Registration Statement, (ii) the terms of all Debt Securities and Warrants will conform to the forms thereof contained in the Senior Indenture, the form of Subordinated Indenture or the forms of Warrant Agreement attached to the Registration Statement as exhibits, as applicable,
(iii) the Debt Securities and the Warrants will be sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iv) the Company will authorize the offering and issuance of the Debt Securities and the Warrants, will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Warrant Agreement and will take any other appropriate additional corporate action and (v) certificates, if required, representing the Debt Securities and the Warrants will be duly executed and delivered and, to the extent required by the Indenture or the applicable Warrant Agreement, duly authenticated and countersigned.

            The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.


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            We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading "Legal Matters" as counsel for the Company who have passed on the validity of the Debt Securities and the Warrants being registered by the Registration Statement, and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       CLEARY, GOTTLIEB, STEEN & HAMILTON


                                       By
                                          -------------------------------------
                                               Raymond B. Check, a Partner



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